Exhibit 10.3

MEMORANDUM OF UNDERSTANDING

The following describes the understanding of both GEOMC Co. Ltd ("GEOMC") and

Competitive Technologies, Inc. ("CTT") regarding the revenue splits for sales of Calmare

Therapy MC-5A Unit.

1. GEOMC will receive $[Confidential Information Omitted] for the sale of each unit.

2. Samples will be shipped at a cost of $[Confidential Information Omitted]/unit and the cost will be shared equally between GEOMC and CTT.

These splits will be reviewed periodically and adjusted when appropriate.

//s//

//s//

John B. Nano

Young H. Lim

President & CEO

President & CEO

Competitive Technologies, Inc.

GEOMC Co., Ltd.

1/14/10

1/18/10

Date

Date

*Confidential information on this page has been omitted Pursuant to Rule 24b-2,

and has been filed separately with the Securities and Exchange Commission*

CTTC8K3411014